Exhibit (a)(1)(R)

My Finances
September 28, 2009
For your information
The stock option exchange window is open
The Stock Option Exchange Program is here and it’s decision time. The program starts today and it will end on Oct. 30, 2009 at 8 p.m. Pacific time.* It’s your one-time opportunity to exchange your eligible underwater stock options for fewer new options at a lower grant price. Learn how the program works so you can make an informed decision.
Information and resources
Intel has filed the required Offer to Exchange <add link> document with the U.S. Securities and Exchange Commission. This document outlines all of the terms of the program that you should be aware of, and it is your primary informational resource on all aspects of the program. You can find this document, along with useful information including a training presentation and a brochure that consists of a list of key terms and answers to commonly asked question, on the Employee Stock Option Exchange Program page <add link> on Circuit. We encourage you to consult your financial and tax advisors before deciding whether to exchange any of your eligible options.
How to participate
The My Option Exchange <add link> tool allows you to both model and make your decision in the tool. You can model different scenarios, which will help you determine if you want to exchange a particular grant. Because you can make a decision on each grant, it’s important that you register a decision even if you decide to keep your current options.
Confirmation
Each time you submit a decision in the My Option Exchange tool you will receive a confirmation. You will also receive a final confirmation at the end of the exchange window that will show which of your eligible options have been registered for exchange.
Don’t miss the deadline
You have until 8 p.m., Pacific time, on Oct. 30* to submit and receive confirmation of your final decision from the My Option Exchange tool. There are absolutely no individual exceptions to the deadline as this is a highly regulated program and Intel does not have the ability to alter the terms of the program for any reason. You may change any previous decisions you have made up to the closing time and date. You will keep all grants for which you have not registered your decision in the tool.

*   The exchange window close date is subject to change and you will be notified of the new date if it is changed. In addition, Intel may terminate the program and you will be notified if this happens.

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My Finances
October 19, 2009
For your information
Final exchange ratios announced
As previously communicated, the exchange ratios that were made available when the exchange window opened were preliminary. We have set the final ratios after assessing Intel’s share price movement and trading volatility since the window opened. The final stock option exchange ratios for each eligible grant are available in the My Option Exchange <add link> tool and posted in the grant and exchange ratio table on the Employee Stock Exchange Program page <add link> on Circuit.
Deadline reminder
You have until 8 p.m., Pacific time, on Oct. 30* to submit and receive confirmation from the My Option Exchange tool of your final decision. You may change any previous decisions you have made up to the closing time and date. If you do not register a decision through the tool on any of your eligible options, you will keep that particular grant.

*   The exchange window close date is subject to change and you will be notified of the new date if it is changed. In addition, Intel may terminate the program and you will be notified if this happens.

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My Finances
October 23, 2009
For your information
The stock option exchange window will close next week
The Stock Option Exchange Program will end on Oct. 30, 2009 at 8 p.m. Pacific time.* If you have not registered a decision on all of your eligible grants in the My Option Exchange <add link> tool and still want to do so, you have about seven days left. This is your one-time opportunity to exchange your eligible underwater stock options for fewer new options at a lower grant price. Learn how the program works so you can make an informed decision.
Don’t miss the deadline
You have until 8 p.m., Pacific time, on Oct. 30* to submit and receive confirmation of your final decision from the My Option Exchange tool. There are absolutely no individual exceptions to the deadline as this is a highly regulated program and Intel does not have the ability to alter the terms of the program for any reason. You may change any previous decisions you have made up to the closing time and date.
It is not mandatory that you use the tool if you aren’t going to exchange your eligible options. However, we would like you to make a decision for each and every eligible grant by using the tool, even if your decision is to keep all of your eligible options. This indicates to Intel that you received the information about the program and you’ve made your intention known. You will keep all grants for which you have not registered your decision in the tool.
Confirmation
Each time you submit a decision in the My Option Exchange tool you will receive a confirmation. You will also receive a final confirmation at the end of the exchange window that will show which of your eligible options have been registered for exchange.

*   The exchange window close date is subject to change and you will be notified of the new date if it is changed. In addition, Intel may terminate the program and you will be notified if this happens.

- My Life & Career -

My Finances
October 27, 2009
For your information
The stock option exchange window will close this Friday
You have about three days left to register your final decisions. The Stock Option Exchange Program will end on Oct. 30, 2009 at 8 p.m. Pacific time.* If you still want to register a decision on all of your eligible grants in the My Option Exchange <add link> tool you need to act now if you don’t want to miss this one-time opportunity.
It is not mandatory that you use the tool if you aren’t going to exchange your eligible options. However, we would like you to make a decision for each and every eligible grant by using the tool, even if your decision is to keep all of your eligible options. This indicates to Intel that you received the information about the program and you’ve made your intention known. You will keep all grants for which you have not registered your decision in the tool.
Don’t miss the deadline
You have until 8 p.m., Pacific time, on Oct. 30* to submit and receive confirmation of your final decision from the My Option Exchange tool. There are absolutely no individual exceptions to the deadline as this is a highly regulated program and Intel does not have the ability to alter the terms of the program for any reason. You may change any previous decisions you have made up to the closing time and date.
Confirmation
Each time you submit a decision in the My Option Exchange tool you will receive a confirmation. You will also receive a final confirmation at the end of the exchange window that will show which of your eligible options have been registered for exchange.

*   The exchange window close date is subject to change and you will be notified of the new date if it is changed. In addition, Intel may terminate the program and you will be notified if this happens.

- My Life & Career -

My Finances
~sysdate~
For your information
One or more grant(s) have become ineligible for exchange
Intel’s stock price has recently risen to a point where a grant(s) that you have is no longer eligible for the Stock Option Exchange Program. Any of your grants that have exercise prices that are below the adjusted 52-week high closing price of Intel stock during the exchange window will not be accepted for exchange according to the terms of the program.
Only stock options that have a grant price that is above the adjusted 52-week high closing Intel stock price during the exchange window are eligible to be exchanged. Once the stock price goes above the adjusted 52-week high close price, any grants that are below that price are no longer eligible for exchange even if the stock price drops to its previous price.
Go to the My Option Exchange tool to see the eligibility status of all your grants.
Deadline reminder
You have until 8 p.m., Pacific time, on Oct. 30* to submit and receive confirmation of your final decision from the My Option Exchange tool. There are absolutely no individual exceptions to the deadline as this is a highly regulated program and Intel does not have the ability to alter the terms of the program for any reason. You will keep all grants for which you have not registered your decision in the tool.

*   The exchange window close date is subject to change and you will be notified of the new date if it is changed. In addition, Intel may terminate the program and you will be notified if this happens.

- My Life & Career -